- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIER EVENT REPORTED):

                                 March 30, 1996

                            ------------------------

                            THE WALT DISNEY COMPANY
             (Exact Name of Registrant as Specified in its Charter)

                                    DELAWARE

                    (State or Jurisdiction of Incorporation)

        1-11605                      95-4545390
(Commission File Number)  (IRS Employer Identification No.)

500 SOUTH BUENA VISTA STREET, BURBANK, CALIFORNIA    91521
    (Address of Principal Executive Offices)       (Zip Code)

                                 (818) 560-1000
                        (Registrant's Telephone Number)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 5. OTHER EVENTS

                            CAPITAL CITIES/ABC, INC.
                   AUDITED CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

                                    CONTENTS

                                                                                                                PAGE
                                                                                                                -----

Report of Independent Auditors.............................................................................           1
Consolidated Statement of Income...........................................................................           2
Consolidated Statement of Cash Flows.......................................................................           3
Consolidated Balance Sheet.................................................................................           4
Consolidated Statement of Stockholders' Equity.............................................................           5
Notes to Consolidated Financial Statements.................................................................           6

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
The Walt Disney Company

    We have audited the accompanying consolidated balance sheets of Capital Cities/ABC, Inc. as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capital Cities/ABC, Inc. at December 31, 1995 and 1994, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

New York, New York
March 8, 1996

                            CAPITAL CITIES/ABC, INC.
                        CONSOLIDATED STATEMENT OF INCOME
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995          1994          1993
                                                                          ------------  ------------  ------------
                                                                                   (DOLLARS IN THOUSANDS)
Net revenues............................................................  $  6,878,558  $  6,379,237  $  5,673,653
                                                                          ------------  ------------  ------------
Costs and expenses
  Direct operating expenses.............................................     4,077,210     3,745,689     3,557,301
  Selling, general and administrative...................................     1,297,396     1,222,202     1,097,826
  Depreciation..........................................................       115,761       109,128        95,032
  Amortization of intangible assets.....................................        65,733        63,407        61,345
  Merger costs..........................................................        91,302       --            --
                                                                          ------------  ------------  ------------
                                                                             5,647,402     5,140,426     4,811,504
                                                                          ------------  ------------  ------------
Operating income........................................................     1,231,156     1,238,811       862,149
                                                                          ------------  ------------  ------------
Other income (expense)
  Interest expense......................................................       (57,152)      (55,070)      (59,772)
  Interest income.......................................................        72,294        24,553        36,650
  Miscellaneous, net....................................................        67,038        (2,980)      (10,648)
                                                                          ------------  ------------  ------------
                                                                                82,180       (33,497)      (33,770)
                                                                          ------------  ------------  ------------
Income before income taxes..............................................     1,313,336     1,205,314       828,379
                                                                          ------------  ------------  ------------
Income taxes
  Federal...............................................................       470,300       425,700       300,100
  State and local.......................................................       114,400        99,800        60,900
                                                                          ------------  ------------  ------------
                                                                               584,700       525,500       361,000
                                                                          ------------  ------------  ------------
Income before extraordinary charge......................................       728,636       679,814       467,379
Extraordinary charge, net of income taxes...............................       --            --            (12,122)
                                                                          ------------  ------------  ------------
Net income..............................................................  $    728,636  $    679,814  $    455,257
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Income per share before extraordinary charge............................  $       4.73  $       4.42  $       2.85
Extraordinary charge per share..........................................       --            --               (.07)
                                                                          ------------  ------------  ------------
Net income per share....................................................  $       4.73  $       4.42  $       2.78
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Average shares outstanding (000's omitted)..............................       153,960       153,890       163,800
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                            See accompanying notes.

                            CAPITAL CITIES/ABC, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                              1995         1994          1993
                                                                          ------------  -----------  -------------
                                                                                   (DOLLARS IN THOUSANDS)
Cash flows from operating activities
  Net income............................................................  $    728,636  $   679,814  $     455,257
  Adjustments to reconcile net income to net cash
    Noncash and nonoperating items
      Depreciation......................................................       115,761      109,128         95,032
      Amortization of intangible assets.................................        65,733       63,407         61,345
      (Decrease) increase in deferred liabilities.......................      (225,144)      45,988          7,995
      Extraordinary charge, early debt redemption.......................       --           --              12,122
      Other noncash and nonoperating items..............................        77,672       50,315         31,009
                                                                          ------------  -----------  -------------
    Cash from operations before changes in operating assets and
     liabilities, net of effects of acquisitions and dispositions.......       762,658      948,652        662,760
      Decrease in program assets and liabilities, net...................        17,229       63,779         29,722
      (Increase) in accounts receivable.................................      (131,048)    (169,572)       (57,895)
      Increase in accounts payable, accrued expenses and other current
       liabilities......................................................       430,195      156,225          5,741
      (Increase) decrease in other operating assets, net................       (19,002)     (22,860)        20,190
                                                                          ------------  -----------  -------------
Net cash provided by operating activities...............................     1,060,032      976,224        660,518
                                                                          ------------  -----------  -------------
Cash flows from investing activities
  Capital expenditures..................................................      (131,103)    (121,460)       (97,788)
  Acquisition of operating companies and equity investments.............      (312,343)    (214,536)      (133,294)
  Purchases of short-term investments...................................      (845,003)    (590,483)    (1,474,233)
  Sales and maturities of short-term investments........................       982,405      526,237      1,811,255
  Proceeds from disposition of real estate..............................       --            22,000       --
  Proceeds from dispositions of operating companies and equity
   investments..........................................................        40,523      --              12,500
  Other investing activities, net.......................................       (78,686)     (52,708)         8,068
                                                                          ------------  -----------  -------------
Net cash (used in) provided by investing activities.....................      (344,207)    (430,950)       126,508
                                                                          ------------  -----------  -------------
Cash flows from financing activities
  Common stock purchased for treasury...................................       (78,217)     (27,607)      (715,010)
  Common stock issued under employee stock plans........................        43,471       31,099         29,365
  Dividends.............................................................       (30,785)     (23,873)        (3,238)
  Payments of long-term debt............................................      (104,143)      (7,805)      (504,873)
  Premium on early redemption of debt...................................       --           --             (15,915)
                                                                          ------------  -----------  -------------
Net cash (used in) financing activities.................................      (169,674)     (28,186)    (1,209,671)
                                                                          ------------  -----------  -------------
Net increase (decrease) in cash and short-term cash investments.........       546,151      517,088       (422,645)
Cash and short-term cash investments
  Beginning of period...................................................       781,371      264,283        686,928
                                                                          ------------  -----------  -------------
  End of period.........................................................  $  1,327,522  $   781,371  $     264,283
                                                                          ------------  -----------  -------------
                                                                          ------------  -----------  -------------

                            See accompanying notes.

                            CAPITAL CITIES/ABC, INC.
                           CONSOLIDATED BALANCE SHEET
                           DECEMBER 31, 1995 AND 1994

                                                                                             1995         1994
                                                                                          -----------  -----------
                                                                                           (DOLLARS IN THOUSANDS)
                                                      ASSETS
Current assets
  Cash and short-term cash investments..................................................  $ 1,327,522  $   781,371
  Short-term investments................................................................      100,667      238,029
  Accounts and notes receivable (net of allowance for doubtful accounts of
   $34,299 in 1995 and $46,419 in 1994).................................................    1,193,412    1,056,280
  Program licenses and rights...........................................................      545,059      440,443
  Other current assets..................................................................      225,846      200,064
                                                                                          -----------  -----------
    Total current assets................................................................    3,392,506    2,716,187
                                                                                          -----------  -----------
Property, plant and equipment, at cost
  Land..................................................................................      298,692      297,525
  Buildings and improvements............................................................      738,408      718,806
  Broadcasting and publishing equipment.................................................    1,020,579      944,031
  Other, including construction-in-progress.............................................      164,744      162,132
                                                                                          -----------  -----------
                                                                                            2,222,423    2,122,494
  Less accumulated depreciation.........................................................      916,026      831,838
                                                                                          -----------  -----------
    Property, plant and equipment, net..................................................    1,306,397    1,290,656
                                                                                          -----------  -----------
Intangible assets (net of accumulated amortization of $653,166 in 1995 and
 $592,637 in 1994)......................................................................    2,109,920    1,999,305
Program licenses and rights, noncurrent.................................................      154,395      195,563
Investment in unconsolidated equity affiliates..........................................      403,169      334,460
Other assets............................................................................      250,398      232,041
                                                                                          -----------  -----------
                                                                                          $ 7,616,785  $ 6,768,212
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Accounts payable......................................................................  $   193,114  $   163,566
  Accrued compensation..................................................................      446,887      131,370
  Accrued interest......................................................................       10,126        9,636
  Accrued expenses and other current liabilities........................................      335,984      263,618
  Program licenses and rights...........................................................      359,834      281,923
  Taxes on income.......................................................................      214,968      189,267
  Long-term debt due within one year....................................................        7,520        4,176
                                                                                          -----------  -----------
    Total current liabilities...........................................................    1,568,433    1,043,556

Deferred compensation...................................................................       21,483      188,492
Deferred income taxes...................................................................      180,140      247,532
Program licenses and rights, noncurrent.................................................       41,982       39,259
Other liabilities.......................................................................      222,502      233,987
Long-term debt due after one year.......................................................      513,874      610,666
                                                                                          -----------  -----------
    Total liabilities...................................................................    2,548,414    2,363,492
                                                                                          -----------  -----------
Minority interest.......................................................................      130,084      116,163
                                                                                          -----------  -----------
Stockholders' equity
  Preferred stock, no par value (4,000,000 shares authorized)...........................      --           --
  Common stock, $0.10 par value (300,000,000 shares authorized).........................       18,394       18,394
  Additional paid-in capital............................................................    1,047,810    1,036,068
  Unrealized net gains on investments...................................................       43,633       57,008
  Retained earnings.....................................................................    5,446,475    4,748,624
                                                                                          -----------  -----------
                                                                                            6,556,312    5,860,094
  Less common stock in treasury, at cost (30,026,730 shares in 1995 and
   29,877,163 shares in 1994)...........................................................    1,618,025    1,571,537
                                                                                          -----------  -----------
    Total stockholders' equity..........................................................    4,938,287    4,288,557
                                                                                          -----------  -----------
                                                                                          $ 7,616,785  $ 6,768,212
                                                                                          -----------  -----------
                                                                                          -----------  -----------

                            See accompanying notes.

                            CAPITAL CITIES/ABC, INC.
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                  YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993

                                                                     UNREALIZED
                                                        ADDITIONAL    NET GAINS
                                             COMMON       PAID-IN        ON       RETAINED    TREASURY
                                              STOCK       CAPITAL    INVESTMENTS  EARNINGS     STOCK       TOTAL
                                           -----------  -----------  -----------  ---------  ----------  ---------
                                                                   (DOLLARS IN THOUSANDS)
Balance January 1, 1993..................   $  18,394    $1,031,607   $  --       $3,640,664 $ (884,923) $3,805,742
  Net income for 1993....................      --           --           --         455,257      --        455,257
  725,850 shares issued under Employee
   Stock Purchase Plan...................      --            1,023       --          --          26,437     27,460
  104,550 shares issued on exercise of
   employee stock options................      --           (1,996)      --          --           3,901      1,905
  11,442,170 shares purchased for
   treasury..............................      --           --           --          --        (715,010)  (715,010)
  Cash dividends.........................      --           --           --          (3,238)     --         (3,238)
                                           -----------  -----------  -----------  ---------  ----------  ---------
Balance December 31, 1993................      18,394    1,030,634       --       4,092,683  (1,569,595) 3,572,116
  Net income for 1994....................      --           --           --         679,814      --        679,814
  648,480 shares issued under Employee
   Stock Purchase Plan...................      --            5,993       --          --          24,480     30,473
  31,402 shares issued on exercise of
   employee stock options................      --             (559)      --          --           1,185        626
  447,945 shares purchased for
   treasury..............................      --           --           --          --         (27,607)   (27,607)
  Cash dividends.........................      --           --           --         (23,873)     --        (23,873)
  Adjustment to beginning balance for
   change in accounting method, net of
   income taxes of $32,174...............      --           --           46,491      --          --         46,491
  Change in unrealized net gains, net of
   income taxes of $7,278................      --           --           10,517      --          --         10,517
                                           -----------  -----------  -----------  ---------  ----------  ---------
Balance December 31, 1994................      18,394    1,036,068       57,008   4,748,624  (1,571,537) 4,288,557
  Net income for 1995....................      --           --           --         728,636      --        728,636
  704,489 shares issued under Employee
   Stock Purchase Plan...................      --           12,171       --          --          29,328     41,499
  57,008 shares issued on exercise of
   employee stock options................      --             (429)      --          --           2,401      1,972
  911,064 shares purchased for
   treasury..............................      --           --           --          --         (78,217)   (78,217)
  Cash dividends.........................      --           --           --         (30,785)     --        (30,785)
  Change in unrealized net gains, net of
   income taxes of $9,257................      --           --          (13,375)     --          --        (13,375)
                                           -----------  -----------  -----------  ---------  ----------  ---------
Balance December 31, 1995................   $  18,394    $1,047,810   $  43,633   $5,446,475 $(1,618,025) $4,938,287
                                           -----------  -----------  -----------  ---------  ----------  ---------

                            See accompanying notes.

                            CAPITAL CITIES/ABC, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SUBSEQUENT EVENT
    On July 31, 1995, Capital Cities/ABC, Inc. (the "Company") announced it would merge with The Walt Disney Company ("Walt Disney"). Under the terms of the agreement, the Company's shareholders have the right to receive one share of Walt Disney stock and $65 in cash for each of their shares. The merger, after approval of certain regulatory agencies and the shareholders of both companies, closed on February 9, 1996. These financial statements are prepared on the basis of a going concern, and, as such, have not been adjusted to reflect the allocation of the purchase price to the net assets acquired.

    During 1995, the Company incurred approximately $91,000,000 of merger-related costs. These costs consist primarily of additional provisions for long-term incentive compensation expense as a result of the merger-related increase in the Company's share price as well as legal costs, printing and other expenses directly related to the merger. In 1996, upon closing of the merger, the Company incurred approximately $140,000,000 of similar, additional merger-related expenses.

2.  ACCOUNTING POLICIES

    PRINCIPLES OF CONSOLIDATION -- The consolidated financial statements include the accounts of all significant subsidiaries. Investments in other companies which are at least 20% owned are reported on the equity method. The Company's share of income or loss is included in "Miscellaneous, net" on the income statement. All significant intercompany accounts and transactions have been eliminated.

    PROPERTY, PLANT AND EQUIPMENT - DEPRECIATION -- Depreciation is computed on the straight-line method for financial accounting purposes and on accelerated methods for tax purposes. Estimated useful lives for major asset categories are 10-55 years for buildings and improvements, 4-20 years for broadcasting equipment and 5-20 years for publishing machinery and equipment. Leasehold improvements are amortized over the terms of the leases.

    INTANGIBLE ASSETS -- Intangible assets consist of amounts by which the cost of acquisitions exceeded the values assigned to net tangible assets. The broadcasting and publishing intangible assets, all of which may be characterized as scarce assets with very long and productive lives, have historically increased in value with the passage of time. In accordance with Accounting Principles Board Opinion No. 17, substantially all of these intangible assets are being amortized over periods of up to 40 years, even though in the opinion of management there has been no diminution of value of the underlying assets.

    PROGRAM LICENSES AND RIGHTS -- Program licenses and rights and related liabilities are recorded when the license period begins and the program is available for use. Television network and station rights for theatrical movies and other long-form programming are charged to expense primarily on accelerated bases related to the usage of the program. Television network series costs and multi-year sports rights are charged to expense based on the flow of anticipated revenue.

    INVESTMENTS -- As of January 1, 1994, the Company adopted Statement of Financial Accounting Standard No. 115, "ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES." The cumulative effect of adopting Standard No. 115 increased the opening balance of stockholders' equity by $46,491,000 (net of $32,174,000 of deferred income taxes) to reflect the net unrealized holding gains on securities classified as available-for-sale previously carried at amortized cost or the lower of cost or market.

    At December 31, 1995, cash and short-term cash investments consist primarily of highly liquid U.S. Government obligations with maturities of three months or less at the time of purchase. They include $1,303,559,000 of securities which are classified as held-to-maturity and are carried at amortized cost, which approximates market.

    Short-term investments, which consist of highly liquid U.S. Government instruments with original maturities in excess of three months, include $100,667,000 of securities which are classified as held-to-maturity. They are carried at amortized cost, which approximates market.

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  ACCOUNTING POLICIES (CONTINUED)
    Also, classified as available-for-sale are marketable equity securities which are included in "Other assets" on the balance sheet with a cost of $35,739,000 and a market value of $109,567,000.

    RISKS AND UNCERTAINTIES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

    OTHER -- In June 1994, the Company effected a ten-for-one stock split on common shares then outstanding. All share, per share and average share information in the Consolidated Financial Statements and the Notes thereto have been restated to reflect the stock split.

3.  LONG-TERM DEBT
    Long-term debt at December 31, 1995 and 1994 is as follows (000's omitted):

                                                                           1995        1994
                                                                        ----------  ----------
8 3/4% debentures due 2021............................................  $  250,000  $  250,000
8 7/8% notes due 2000.................................................     250,000     250,000
Commercial paper supported by bank revolving credit agreement.........      --         100,000
Other long-term debt..................................................      21,394      14,842
                                                                        ----------  ----------
                                                                        $  521,394  $  614,842
                                                                        ----------  ----------
                                                                        ----------  ----------

    The aggregate payments of long-term debt outstanding at December 31, 1995, for the next five years are summarized as follows: 1996 -- $7,520,000; 1997 -- $7,549,000; 1998 -- $6,159,000; 1999 -- $166,000; 2000 -- $250,000,000.

    Interest paid on long-term debt during 1995, 1994 and 1993 amounted to $61,318,000, $59,292,000 and $83,002,000, respectively.

    Commercial paper had been outstanding throughout most of 1995 but was repaid by the end of the year in contemplation of the merger with Walt Disney. The commercial paper had been supported by a bank revolving credit agreement which was terminated in February 1996.

    The 8 7/8% notes and the 8 3/4% debentures are not redeemable prior to maturity and are not subject to any sinking fund.

    During 1993, the Company redeemed $500,000,000 of notes and debentures. An extraordinary charge of $12,122,000 (net of income taxes of $7,706,000), or $0.07 per share, was recorded related to these redemptions.

    The fair value of the Company's long-term debt, estimated based on the quoted market prices for similar issues or on the current rates offered to the Company for debt of similar remaining maturities, was approximately $615,000,000 and $628,000,000 at December 31, 1995 and 1994, respectively.

4.  EMPLOYEE BENEFIT PLANS
    The Company has defined benefit pension plans covering substantially all of its employees not covered by union plans. The Company's policy is to fund amounts as are necessary on an actuarial basis to provide for pension benefits in accordance with the requirements of ERISA. Benefits are generally based on years of service and compensation. The weighted average discount rate used in determining the actuarial present

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  EMPLOYEE BENEFIT PLANS (CONTINUED)
value of the projected benefit obligation was 8% at December 31, 1995 and 8.5% at December 31, 1994. The rate of increase in future compensation levels and the expected long-term rate of return on assets were 5% and 8%, respectively, in 1995 and 1994.

    The components of net pension cost for 1995, 1994 and 1993 are as follows (000's omitted):

                                                              1995         1994        1993
                                                           -----------  ----------  ----------
Service cost of current period...........................  $    21,255  $   18,624  $   15,494
Interest cost on projected benefit obligation............       50,899      48,049      42,499
Actual return on plan assets.............................     (124,028)    (18,294)    (39,731)
Net amortization and deferral............................       85,485     (18,799)      2,561
                                                           -----------  ----------  ----------
Net pension cost.........................................  $    33,611  $   29,580  $   20,823
                                                           -----------  ----------  ----------
                                                           -----------  ----------  ----------

    The following table sets forth the pension plans' funded status and amounts recognized in the balance sheet at December 31, 1995 and 1994 (000's omitted):

                                                                                             1995         1994
                                                                                          -----------  -----------
Actuarial present value of accumulated plan benefits (including vested benefits of
 $554,319 in 1995 and $477,029 in 1994).................................................  $   572,170  $   491,692
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Plan assets at fair value, primarily publicly traded securities and short-term cash
 investments............................................................................  $   620,584  $   523,774
Projected benefit obligation for service rendered to date...............................     (682,128)    (599,884)
                                                                                          -----------  -----------
Plan assets less than projected benefit obligation......................................      (61,544)     (76,110)
Prior service cost not yet recognized in net periodic pension cost......................       21,542       25,867
Unrecognized net (gain) loss from past experience different from that assumed...........      (28,379)      14,101
Unrecognized net transition amount being recognized principally over 15 years...........      (10,365)     (12,470)
                                                                                          -----------  -----------
Accrued pension cost included in balance sheet..........................................  $   (78,746) $   (48,612)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    For certain employees not covered by pension plans, the Company contributes to profit sharing plans. The profit sharing plans provide for contributions by the Company in such amount as the Board of Directors may annually determine. Contributions to the profit sharing plans of $6,237,000, $6,228,000 and $6,045,000 were charged to expense in 1995, 1994 and 1993, respectively.

    The Company also has a Savings & Investment Plan which allows eligible employees to allocate up to 10% of salary, through payroll deduction, among a Company stock fund, several diversified equity funds, a bond fund and a money market fund. The Company matches 50% of the employee's contribution, up to 5% of salary. In 1995, 1994 and 1993, the cost of this plan (net of forfeitures) was $13,354,000, $12,055,000 and $11,204,000, respectively. Upon closing of the merger, the Company stock fund was replaced by a Walt Disney stock fund.

    In addition to the Company's defined benefit pension plans and qualified profit sharing plans, the Company provides certain postretirement medical and life insurance benefits to eligible retirees and dependents. Covered individuals include retired and active employees who have met certain age and service requirements at various dates during 1989. No other employees become eligible for postretirement benefits after these dates. The benefits are subject to deductibles, co-payment provisions and other limitations. The Company reserves the right to amend, modify or discontinue these plans in the future.

    The accumulated postretirement benefit obligation was determined using an assumed discount rate of 8% at December 31, 1995 and 8.5% at December 31, 1994. The assumed health care cost trend rate used in measuring the accumulated postretirement benefit obligation was 10.6%; the rate was assumed to decrease

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  EMPLOYEE BENEFIT PLANS (CONTINUED)
gradually to 5.5% by the year 2004 and remain at that level thereafter. An increase in the assumed health care cost trend rate by one percentage point in each year would increase the accumulated postretirement benefit obligation as of December 31, 1995 by approximately $12,850,000 and the aggregate of the service and interest cost components of net postretirement benefit cost for the year then ended by approximately $996,000.

    The following table sets forth the plans' amounts recognized in the consolidated balance sheet at December 31, 1995 and 1994 for the Company's defined postretirement benefit plans (other than pensions) (000's omitted):

                                                                           1995        1994
                                                                        ----------  ----------
Accumulated postretirement benefit obligation:
  Retirees............................................................  $   72,585  $   63,978
  Fully eligible active participants..................................      24,589      23,022
  Other active participants...........................................      21,566      22,352
                                                                        ----------  ----------
Total accumulated postretirement benefit obligation...................     118,740     109,352
Unrecognized net loss.................................................     (14,992)     (8,812)
                                                                        ----------  ----------
Accrued postretirement benefit cost...................................  $  103,748  $  100,540
                                                                        ----------  ----------
                                                                        ----------  ----------

    Net postretirement benefit cost (other than pensions) for 1995, 1994 and 1993 consisted of the following components (000's omitted):

                                                                     1995       1994       1993
                                                                   ---------  ---------  ---------
Service cost-current period......................................  $     709  $   1,171  $   1,232
Interest cost on accumulated postretirement benefit obligation...      9,068      8,181      8,141
Net amortization and deferral....................................       (177)        68     --
                                                                   ---------  ---------  ---------
Net postretirement benefit cost..................................  $   9,600  $   9,420  $   9,373
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

5.  COMMITMENTS
    At December 31, 1995, the Company is committed to the purchase of broadcast rights for various feature films, sports and other programming aggregating approximately $4,096,000,000. The aggregate payments related to these commitments during the next five years are summarized as follows:

1996 -- $1,569,250,000; 1997 -- $968,589,000; 1998 -- $649,494,000; 1999 --
$419,579,000; 2000 -- $344,530,000.

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  COMMITMENTS (CONTINUED)
    Rental expense under operating leases amounted to $107,204,000, $97,965,000 and $86,312,000 for 1995, 1994 and 1993, respectively. Future minimum annual rental payments under non-cancelable leases are as follows (000's omitted):

                                                                         CAPITAL    OPERATING
                                                                          LEASES      LEASES
                                                                        ----------  ----------
1996..................................................................  $    6,862  $   69,673
1997..................................................................       5,882      63,444
1998..................................................................       5,356      58,663
1999..................................................................       5,248      53,729
2000..................................................................       5,320      48,054
2001 and thereafter...................................................     106,468     116,337
                                                                        ----------  ----------
Minimum lease payments................................................     135,136  $  409,900
                                                                                    ----------
                                                                                    ----------
Imputed interest......................................................     (95,655)
                                                                        ----------
Present value of minimum lease payments...............................  $   39,481
                                                                        ----------
                                                                        ----------

    Total minimum payments for operating leases have not been reduced for future minimum sublease rentals aggregating $7,982,000.

6.  SEGMENT DATA
    The  Company's  business  operations  are  classified  into  two   segments:
Broadcasting and Publishing. Broadcasting operations include the ABC Television Network and ten television stations, the ABC Radio Networks, radio stations, cable television programming and multimedia business activities. The Publishing segment includes newspapers, shopping guides, various specialized business periodicals and books, research

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  SEGMENT DATA (CONTINUED)
services and database publishing. There are no material product transfers between segments of the Company, and virtually all of the Company's business is conducted within the United States. The segment data is as follows (000's omitted):

                                                 1995          1994          1993          1992          1991
                                             ------------  ------------  ------------  ------------  ------------
BROADCASTING
Net revenues...............................  $  5,727,524  $  5,277,126  $  4,663,215  $  4,265,561  $  4,329,743
                                             ------------  ------------  ------------  ------------  ------------
  Direct operating costs...................     4,418,688     4,015,864     3,762,988     3,523,143     3,537,676
  Depreciation.............................        93,857        86,727        75,424        76,406        75,883
  Amortization of intangible assets........        50,163        47,337        46,726        46,695        46,476
                                             ------------  ------------  ------------  ------------  ------------
Total operating costs......................     4,562,708     4,149,928     3,885,138     3,646,244     3,660,035
                                             ------------  ------------  ------------  ------------  ------------
Income from operations.....................  $  1,164,816  $  1,127,198  $    778,077  $    619,317  $    669,708
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Assets at year-end.........................  $  5,116,769  $  4,650,611  $  4,389,700  $  4,357,152  $  4,249,089
Capital expenditures.......................       105,005       102,850        78,526        94,255       106,254
PUBLISHING
Net revenues...............................  $  1,151,034  $  1,102,111  $  1,010,438  $  1,078,566  $  1,052,246
                                             ------------  ------------  ------------  ------------  ------------
  Direct operating costs...................       977,114       911,384       851,787       908,791       895,402
  Depreciation.............................        19,309        19,639        18,385        18,072        18,084
  Amortization of intangible assets........        15,570        16,070        14,619        15,314        15,855
                                             ------------  ------------  ------------  ------------  ------------
Total operating costs......................     1,011,993       947,093       884,791       942,177       929,341
                                             ------------  ------------  ------------  ------------  ------------
Income from operations.....................  $    139,041  $    155,018  $    125,647  $    136,389  $    122,905
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Assets at year-end.........................  $    795,740  $    814,907  $    824,369  $    777,512  $    886,482
Capital expenditures.......................        25,270        18,183        18,657        20,276        13,878
CONSOLIDATED
Net revenues...............................  $  6,878,558  $  6,379,237  $  5,673,653  $  5,344,127  $  5,381,989
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Income from operations.....................     1,303,857  $  1,282,216  $    903,724  $    755,706  $    792,613
  General corporate expense................       (72,701)      (43,405)      (41,575)      (33,901)      (31,380)
                                             ------------  ------------  ------------  ------------  ------------
Operating income...........................     1,231,156     1,238,811       862,149       721,805       761,233
  Interest expense.........................       (57,152)      (55,070)      (59,772)     (104,009)     (179,347)
  Interest and miscellaneous, net..........       139,332        21,573        26,002        68,132        80,310
                                             ------------  ------------  ------------  ------------  ------------
Income before income taxes.................  $  1,313,336  $  1,205,314  $    828,379  $    685,928  $    662,196
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------
Assets employed by segments................  $  5,912,509  $  5,465,518  $  5,214,069  $  5,134,664  $  5,135,571
Cash investments and other corporate
 assets....................................     1,704,276     1,302,694       578,549     1,387,495     1,560,141
                                             ------------  ------------  ------------  ------------  ------------
Total assets at year-end...................  $  7,616,785  $  6,768,212  $  5,792,618  $  6,522,159  $  6,695,712
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

7.  INCOME TAXES
    The Company accounts for income taxes under the liability method of accounting pursuant to Financial Accounting Standard No. 109.

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  INCOME TAXES (CONTINUED)
    The provision for taxes on income (before the extraordinary charge for 1993) differs from the amount of tax determined by applying the federal statutory rate for the following reasons (000's omitted):

                                                              1995                     1994                    1993
                                                     -----------------------  -----------------------  ---------------------
                                                        AMOUNT         %         AMOUNT         %        AMOUNT        %
                                                     ------------  ---------  ------------  ---------  ----------  ---------
Income before income taxes.........................  $  1,313,336             $  1,205,314             $  828,379
                                                     ------------             ------------             ----------
                                                     ------------             ------------             ----------
Income tax expense at statutory federal rate.......  $    459,668       35.0  $    421,860       35.0  $  289,933       35.0
State and local income taxes, net of federal
 benefit...........................................        75,063        5.7        66,137        5.5      40,321        4.9
Amortization of intangibles........................        18,439        1.4        18,272        1.5      17,950        2.2
Other, net.........................................        31,530        2.4        19,231        1.6      12,796        1.5
                                                     ------------        ---  ------------        ---  ----------        ---
Total..............................................  $    584,700       44.5  $    525,500       43.6  $  361,000       43.6
                                                     ------------        ---  ------------        ---  ----------        ---
                                                     ------------        ---  ------------        ---  ----------        ---

    Income tax expense is comprised of the following (000's omitted):

                                                              1995        1994        1993
                                                           ----------  ----------  ----------
Federal
  Current................................................  $  526,400  $  468,600  $  312,800
  Deferred...............................................     (56,100)    (42,900)    (12,700)
                                                           ----------  ----------  ----------
                                                              470,300     425,700     300,100
                                                           ----------  ----------  ----------
State and local
  Current................................................     130,200     111,900      65,500
  Deferred...............................................     (15,800)    (12,100)     (4,600)
                                                           ----------  ----------  ----------
                                                              114,400      99,800      60,900
                                                           ----------  ----------  ----------
Total....................................................  $  584,700  $  525,500  $  361,000
                                                           ----------  ----------  ----------
                                                           ----------  ----------  ----------

    Income taxes paid, net of refunds received, during 1995, 1994 and 1993 amounted to $633,335,000, $535,198,000 and $341,587,000, respectively.

    Deferred income taxes represent the tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  INCOME TAXES (CONTINUED)
    Significant components of the Company's deferred tax asset (recorded in other current assets on the balance sheet) and liability as of December 31, 1995 and 1994, are as follows (000's omitted):

                                                                                             1995         1994
                                                                                          -----------  -----------
Current
  Programming...........................................................................  $    49,382  $    42,708
  Other, net............................................................................       90,701       83,256
                                                                                          -----------  -----------
Net current deferred tax asset..........................................................  $   140,083  $   125,964
                                                                                          -----------  -----------
                                                                                          -----------  -----------
Noncurrent
  Deferred compensation.................................................................  $   115,254  $    67,059
  Postretirement benefits other than pensions...........................................       43,060       41,783
  Basis differences on prior business combinations......................................     (248,783)    (253,251)
  Basis differences for certain investments in debt and equity securities...............      (30,195)     (39,452)
  Accelerated depreciation..............................................................     (141,463)    (129,047)
  Other, net............................................................................       81,987       65,376
                                                                                          -----------  -----------
Net noncurrent deferred tax liability...................................................  $  (180,140) $  (247,532)
                                                                                          -----------  -----------
                                                                                          -----------  -----------

8.  COMMON STOCK PLANS
    The Company has stock option plans under which certain key personnel have been granted the right to purchase shares of common stock over a 6-, 10- or 11-year period from the date of grant at prices equal to market value on the grant date. All options vested 100% upon the approval of the merger by the shareholders of the Company. Each participant could elect to receive cash or to have his option assumed by Walt Disney and converted into options to purchase Walt Disney common stock. The following information pertains to the Company's stock option plans:

                                                             1995                1994                1993
                                                      ------------------  ------------------  ------------------
Outstanding options, beginning of year..............             676,258             442,660             357,460
Granted.............................................              75,000             265,000             191,000
Canceled or expired.................................             (16,500)         --                      (1,250)
Exercised...........................................             (57,008)            (31,402)           (104,550)
                                                      ------------------  ------------------  ------------------
Outstanding options, end of year....................             677,750             676,258             442,660
                                                      ------------------  ------------------  ------------------
                                                      ------------------  ------------------  ------------------
Average price of options exercised during the
 year...............................................              $34.42              $18.07              $15.92
Exercise price of outstanding options, end of
 year...............................................  $  38.19 to $97.13  $  18.64 to $83.00  $  13.11 to $63.48
Options exercisable, end of year....................             294,500             218,008             176,660
Options available for future grant..................          --                   4,444,000           4,709,000

    The Company had an Employee Stock Purchase Plan which allowed eligible employees, through contributions of up to 15% of their compensation, to purchase shares at 85% of the lower of fair market value at the Grant Date or at the Purchase Date (normally one year subsequent). Employees purchased 704,489, 648,480 and 725,850 shares under the Plan in 1995, 1994 and 1993, respectively. The Plan terminated on the closing of the merger. An additional 676,315 Company shares were issued to employees at that date.

                            CAPITAL CITIES/ABC, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following summarizes the Company's results of operations for each quarter of 1995 and 1994 (000's omitted, except per share amounts). The net income per share computation for each quarter and the year are separate calculations.

                                                FIRST         SECOND        THIRD         FOURTH
                                               QUARTER       QUARTER       QUARTER       QUARTER         YEAR
                                             ------------  ------------  ------------  ------------  ------------
1995
Net revenues...............................  $  1,606,815  $  1,648,689  $  1,566,528  $  2,056,526  $  6,878,558
  Costs and expenses.......................     1,321,921     1,296,516     1,338,642     1,690,323     5,647,402
                                             ------------  ------------  ------------  ------------  ------------
Operating income...........................       284,894       352,173       227,886       366,203     1,231,156
  Interest expense.........................       (14,493)      (14,555)      (14,983)      (13,121)      (57,152)
  Interest and miscellaneous, net..........         8,758        32,966        15,134        82,474       139,332
                                             ------------  ------------  ------------  ------------  ------------
Income before income taxes.................       279,159       370,584       228,037       435,556     1,313,336
  Income taxes.............................       121,400       161,700       101,000       200,600       584,700
                                             ------------  ------------  ------------  ------------  ------------
Net income.................................  $    157,759  $    208,884  $    127,037  $    234,956  $    728,636
                                             ------------  ------------  ------------  ------------  ------------
Net income per share.......................  $       1.02  $       1.36  $       0.83  $       1.53  $       4.73
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

1994
Net revenues...............................  $  1,404,949  $  1,538,092  $  1,461,932  $  1,974,264  $  6,379,237
  Costs and expenses.......................     1,191,187     1,195,766     1,218,829     1,534,644     5,140,426
                                             ------------  ------------  ------------  ------------  ------------
Operating income...........................       213,762       342,326       243,103       439,620     1,238,811
  Interest expense.........................       (13,031)      (13,406)      (14,129)      (14,504)      (55,070)
  Interest and miscellaneous, net..........         4,750         6,368         7,001         3,454        21,573
                                             ------------  ------------  ------------  ------------  ------------
Income before income taxes.................       205,481       335,288       235,975       428,570     1,205,314
  Income taxes.............................        89,400       145,800       102,300       188,000       525,500
                                             ------------  ------------  ------------  ------------  ------------
Net income.................................  $    116,081  $    189,488  $    133,675  $    240,570  $    679,814
                                             ------------  ------------  ------------  ------------  ------------
Net income per share.......................         $0.76         $1.23         $0.87         $1.56         $4.42
                                             ------------  ------------  ------------  ------------  ------------
                                             ------------  ------------  ------------  ------------  ------------

10. COMMON STOCK AND STOCKHOLDER INFORMATION (UNAUDITED)
    As of December 31, 1995, the approximate number of holders of common stock was 11,300. Dividends of $.05 per share have been paid for each quarter of 1995 and the last three quarters of 1994 and $.005 for the first quarter of 1994. The common stock was traded on the New York and Pacific Stock Exchanges. The high, low and closing prices of the Company's common stock for each quarter of 1995 and 1994 are as follows:

                                                         1995                             1994
                                            -------------------------------  -------------------------------
                                              HIGH        LOW       CLOSE      HIGH        LOW       CLOSE
                                            ---------  ---------  ---------  ---------  ---------  ---------
1st quarter...............................     91 3/4     82 3/4     88 1/2  $  71 7/8  $  60 1/4  $  68 3/8
2nd quarter...............................    109 1/2     80 3/4        108     75 1/2     66 1/4     71 1/2
3rd quarter...............................        121     95 1/2    117 5/8     85 3/8     71 1/8         82
4th quarter...............................    126 7/8    115 1/4    123 3/8     86 1/2     76 1/8     85 1/4

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

        (c) Exhibit 23 Consent of Independent Auditors (Ernst & Young LLP).

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE WALT DISNEY COMPANY

Date: April 26, 1996                      By:       /s/  DAVID K. THOMPSON

                                          --------------------------------------
                                                      David K. Thompson
                                            Senior Vice President -- Assistant
                                                       General Counsel